UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2012

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 7, 2012, the Board of Directors of Cheniere Energy, Inc. (the “Company”) approved an amendment to the Rights Agreement, dated as of October 14, 2004, between the Company and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent (the “Rights Agent”), as amended (the “Rights Agreement”). On December 10, 2012, the Company and the Rights Agent entered into a Third Amendment to Rights Agreement (the “Third Amendment”) which amends the Rights Agreement by accelerating the final expiration date of the Company's preferred stock purchase rights (the “Rights”) from the close of business on October 14, 2014 to the close of business on December 10, 2012. As a result of the Third Amendment, as of the close of business on December 10, 2012, the Rights will no longer be outstanding and will not be exercisable, and the Rights Agreement will effectively terminate.
The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01 Entry into a Material Definitive Agreement.”

Item 9.01 Financial Statements and Exhibits.

d) Exhibits
Exhibit
Number    Description

4.1*	Third Amendment to Rights Agreement by and between Cheniere Energy, Inc. and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent, dated as of December 10, 2012.

*         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	December 14, 2012	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number    Description

4.1*	Third Amendment to Rights Agreement by and between Cheniere Energy, Inc. and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent, dated as of December 10, 2012.

*         Filed herewith.